Exhibit 99.1

Contact:

Ina Cu

Investor Relations

650-462-5900

DEPOMED REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

MENLO PARK, Calif., May 1, 2008 – Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the first quarter ended March 31, 2008.

Depomed reported a net loss of $7.3 million, or $0.16 per share, for the first quarter of 2008 compared to a net loss of $10.9 million, or $0.26 per share, for the comparable period in 2007.  Revenues increased to $5.7 million in the first quarter of 2008 from $3.8 million in the same period of 2007 primarily as a result of $5.2 million of product sales of the company’s commercialized diabetes product, GLUMETZA® (metformin hydrochloride extended release tablets).  Operating expenses for the quarter ended March 31, 2008 were $12.6 million, compared to $14.8 million for the same period in 2007.  Stock-based compensation expense for the first quarter of 2008 was $621,000.

Cash, cash equivalents and marketable securities as of March 31, 2008 were $63.7 million, compared to $69.5 million as of December 31, 2007.

“We have started 2008 with major accomplishments on the clinical, as well as in other areas,” stated Carl A. Pelzel, president and chief executive officer of Depomed.  “We announced statistically significant efficacy results from a Phase 2 clinical trial of Gabapentin GR® in menopausal hot flashes and we initiated a new Phase 3 trial of Gabapentin GR in postherpetic neuralgia (PHN).  We began the year with a strong balance sheet, and recently achieved a cash-generating milestone with the settlement of a patent infringement suit against IVAX Corporation which resulted in a $7.5 million one-time payment to Depomed plus up to $2.5 million in royalties.”

First Quarter 2008 and Other Recent Highlights

•                  Reported positive, statistically significant efficacy data from a Phase 2 trial of Gabapentin GR in the treatment of menopausal hot flashes (February 2008);

•                  Appointed Abid Rawn as vice president of Sales and Marketing (February 2008);

•                  Initiated a new pivotal registration Phase 3 clinical trial of Gabapentin GR for the treatment of postherpetic neuralgia (PHN) (March 2008);

•                  Settled patent infringement litigation against IVAX Corporation which resulted in $7.5 million in proceeds plus up to $2.5 million in royalties (April 2008);

•                  Elected Karen A. Dawes to the company’s board of directors (April 2008).

Conference Call

Depomed will host a conference call and webcast to discuss first quarter 2008 financial results and other aspects of its business today, Thursday, May 1, at 4:30 p.m. ET.  The webcast can be accessed on the investor section of the Depomed website at www.depomedinc.com.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved products on the market and other product candidates in its pipeline.  The company utilizes its proven, proprietary AcuForm™ drug delivery technology to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of AcuForm-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes.  ProQuin® XR (ciprofloxacin hydrochloride) extended release tablets are approved in the United States for the once-daily treatment of uncomplicated urinary tract infections and is being marketed in the United States within the urology, Ob/Gyn and long-term care specialties by Watson Pharmaceuticals.  Product candidate Gabapentin GR® is currently in clinical development for the treatment of neuropathic pain and menopausal hot flashes.  Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. The inclusion of forward-looking statements, including those related to expectations regarding clinical programs, potential business transactions, product development, and potential benefits of our products and product candidates, should not be regarded as a representation that any of our plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation, risks and uncertainties related to: our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; our ability to successfully commercialize our products; the success of our collaborative arrangements with development and commercialization partners; and other risks detailed in our filings with the Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to revise or update this release to reflect events or circumstances that occur after the date of this release.

-Financial Tables Follow-

DEPOMED, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Product sales	$5,226	$1,332
Royalties	112	34
License revenue	363	2,463
Total revenues	5,701	3,829

Costs and expenses:
Cost of sales	1,209	306
Research and development	6,069	8,572
Selling, general and administrative	6,507	6,227
Total costs and expenses	13,785	15,105

Loss from operations	(8,084)	(11,276)

Interest and other income	803	410

Net loss before income taxes	(7,281)	(10,866)

Provision for income taxes	—	—

Net loss	(7,281)	(10,866)

Deemed dividend on preferred stock	(175)	(167)

Net loss applicable to common stock shareholders	$(7,456)	$(11,033)

Basic and diluted net loss applicable to common stock shareholders per common share	$(0.16)	$(0.26)

Shares used in computing basic and diluted net loss per common share	47,866,093	42,076,197

DEPOMED, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2008	2007(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,592	$14,374
Marketable securities	44,494	39,091
Accounts receivable	2,928	3,390
Unbilled accounts receivable	—	233
Inventories	2,206	3,263
Prepaid and other current assets	3,632	2,418
Total current assets	64,852	62,769
Marketable securities	7,598	16,058
Property and equipment, net	1,413	1,621
Other assets	197	197
	$74,060	$80,645
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,046	$1,134
Accrued compensation	949	1,558
Accrued clinical trial expense	559	322
Other accrued liabilities	3,262	3,322
Deferred product sales	7,383	6,489
Deferred license revenue	1,453	1,453
Other current liabilities	56	56
Total current liabilities	14,708	14,334
Deferred license revenue, non-current portion	20,399	20,763
Other long-term liabilities	55	28
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and outstanding at March 31, 2008 and December 31, 2007, with an aggregate liquidation preference of $18,159	12,015	12,015
Common stock, no par value, 100,000,000 shares authorized; 47,866,571 and 47,865,529 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	168,912	168,287
Accumulated deficit	(142,173)	(134,892)
Accumulated other comprehensive gain	144	110
Total shareholders’ equity	38,898	45,520
	$74,060	$80,645

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.